KNOW ALL PERSONS BY THESE PRESENTS that STONEBRIDGE 2017, L.P.<br />
(the "Company") does hereby make, constitute and appoint each of<br /> Yvette Kosic, Jamison Yardley, Jennifer Lee and Jess J. Morrison,<br /> acting individually, its true and lawful attorney, to execute and<br /> deliver in its name and on its behalf whether the Company is acting<br /> individually or as representative of others, any and all filings<br /> required to be made by the Company under the Securities Exchange Act<br /> of 1934, (as amended, the "Act"), with respect to securities which<br /> may be deemed to be beneficially owned by the Company under the Act,<br /> giving and granting unto each said attorney-in-fact power and<br /> authority to act in the premises as fully and to all intents and<br /> purposes as the Company might or could do if personally present by<br /> one of its authorized signatories, hereby ratifying and confirming<br /> all that said attorney-in-fact shall lawfully do or cause to be done<br /> by virtue hereof.<br />
THIS POWER OF ATTORNEY shall remain in full force and effect until<br /> the earlier of (i) March 15, 2022 and (ii) such time that it is<br /> revoked in writing by the undersigned; provided that in the event<br />
the attorney-in-fact ceases to be an employee of the Company or its<br /> affiliates or ceases to perform the function in connection with which<br /> he/she was appointed attorney-in-fact prior to such time, this Power<br /> of Attorney shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue in full force<br /> and effect in relation to any remaining attorneys-in-fact. The<br /> Company has the unrestricted right unilaterally to revoke this Power<br /> of Attorney. This Power of Attorney shall be governed by, and<br /> construed in accordance with, the laws of the State of New York,<br /> without regard to rules of conflicts of law.<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of March 15, 2019.<br />
STONEBRIDGE 2017, L.P.<br />
By: Bridge Street Opportunity Advisors, L.L.C.,<br />
its General Partner<br />
/s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title:  Attorney-in-Fact <br />